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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated May 9, 1997 and October 23, 1997 as to note 7A and 7E relating to the financial statements of Integrated Physician Systems, Inc. and the Initial Affiliated Practices, which are contained in that Prospectus. We also consent to the reference to our Firm under the captions "Selected Financial Data" and "Experts" in the Prospectus.


                                           /s/ FELDMAN RADIN & CO., P.C.
                                     -----------------------------------------
                                             Feldman Radin & Co., P.C.
                                            CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
October 23, 1997